SCHEDULE 14A
                               (RULE 14a-101)
                   INFORMATION REQUIRED IN PROXY STATEMENT

              Proxy Statement Pursuant to Section 14(a) of the
                       Securities Exchange Act of 1934

Filed by the Registrant   [X]
Filed by a Party other than the Registrant   [ ]
Check the appropriate box:
[ ]   Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]   Definitive Proxy Statement
[X]   Definitive Additional Materials
[ ]   Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.
      14a-12

                           FALMOUTH BANCORP, INC.
                           ----------------------
              (Name of Registrant as Specified In Its Charter)

        ------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X]   No fee required.
[ ]   $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or
      14a-6(i)(2) or Item 22(a)(2) of Schedule 14A.
[ ] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
[ ]   Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
      0-11.

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      3)    Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on
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            determined.):

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[ ]   Fee paid previously with preliminary materials.
[ ]   Check box if any part of the fee is offset as provided by Exchange Act
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      was paid previously.  Identify the previous filing by registration
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      1)      Amount Previously Paid:

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                           FALMOUTH BANCORP, INC.
               20 Davis Straits, Falmouth, Massachusetts 02540
                                508-548-3500

                                                          December 15, 2000


Dear Stockholder:

      You are cordially invited to attend the 2001 Annual Meeting of Stockholders of Falmouth Bancorp, Inc. (the "Company"), the holding company for Falmouth Co-operative Bank (the "Bank") which will be held on January 16, 2001 at 4:30 p.m. Eastern Standard Time at the main office of the Bank, 20 Davis Straits, Falmouth, Massachusetts 02540 (the "Annual Meeting").

      The attached Notice of Annual Meeting and Proxy Statement describe the formal business that we will transact at the Annual Meeting. In addition to the formal items of business, management will report on the operations and activities of the Company and the Bank and you will have an opportunity to ask questions.

      The Board of Directors of the Company has determined that an affirmative vote on each matter to be considered at the Annual Meeting is in the best interests of the Company and its stockholders and unanimously recommends a vote "FOR" each of these matters.

      Please complete, sign and return the enclosed proxy card promptly, whether or not you plan to attend the Annual Meeting. Your vote is important regardless of the number of shares you own. Voting by proxy will not prevent you from voting in person at the Annual Meeting but will assure that your vote is counted if you cannot attend.

      On behalf of the Board of Directors and the employees of Falmouth Bancorp, Inc. and Falmouth Co-operative Bank, we thank you for your continued support and look forward to seeing you at the Annual Meeting.

                                       Sincerely yours,

                                       /s/ Santo P. Pasqualucci

                                       Santo P. Pasqualucci
                                       President and Chief Executive Officer


                           Falmouth Bancorp, Inc.
                              20 Davis Straits
                        Falmouth, Massachusetts 02540

                  Notice of Annual Meeting of Stockholders

                   Date:       Tuesday, January 16, 2001
                   Time:       4:30 p.m., local time
                   Place:      Falmouth Co-operative Bank
                               20 Davis Straits
                               Falmouth, Massachusetts 02540

      At our 2001 Annual Meeting, we will ask you to:

      * Elect three directors to serve for a three-year term expiring at the 2004 annual meeting. The following three directors are the Board of Director's nominees:

            John J. Lynch, Jr.    William E. Newton    Santo P. Pasqualucci

      * Ratify the appointment of Shatswell, MacLeod & Company, P.C. as our independent public accountants for the fiscal year ending September 30, 2001; and

      * Transact any other business as may properly come before the Annual Meeting.

      You may vote at the Annual Meeting if you were a stockholder of the Company at the close of business on December 1, 2000, the record date.

                                       By Order of the Board of Directors,

                                       /s/ Jeanne E. Alves

                                       Jeanne E. Alves
                                       Secretary

Falmouth, Massachusetts
December 15, 2000

===========================================================================
You are cordially invited to attend the Annual Meeting. It is important that your shares be represented regardless of the number of shares you own. The Board of Directors urges you to sign, date and mark the enclosed proxy card promptly and return it in the enclosed envelope. Returning the proxy card will not prevent you from voting in person if you attend the Annual Meeting.
===========================================================================

                             GENERAL INFORMATION

General

      We have sent you this Proxy Statement and enclosed proxy card because the Board of Directors is soliciting your proxy to vote at the Annual Meeting. This Proxy Statement summarizes the information you will need to know to cast an informed vote at the Annual Meeting. You do not need to attend the Annual Meeting to vote your shares. You may simply complete, sign and return the enclosed proxy card and your votes will be cast for you at the Annual Meeting. This process is described below in the section entitled "Voting Rights."

      We began mailing this Proxy Statement, the Notice of Annual Meeting and the enclosed proxy card on or about December 15, 2000 to all stockholders entitled to vote. If you owned the Company's common stock at the close of business on December 1, 2000, the record date, you are entitled to vote at the Annual Meeting. On the record date, there were 1,026,338 shares of common stock outstanding.

Quorum

      A quorum of stockholders is necessary to hold a valid meeting. If the holders of at least a majority of the total number of the outstanding shares of common stock entitled to vote are represented in person or by proxy at the Annual Meeting, a quorum will exist. We will include proxies marked as abstentions and broker non-votes to determine the number of shares present at the Annual Meeting.

Voting Rights

      You are entitled to one vote at the Annual Meeting for each share of the Company's common stock that you owned as of record at the close of business on December 1, 2000. The number of shares you own (and may vote) is listed at the top of the back of the proxy card.

      You may vote your shares at the Annual Meeting in person or by proxy. To vote in person, you must attend the Annual Meeting and obtain and submit a ballot, which we will provide to you at the Annual Meeting. To vote by proxy, you must complete, sign and return the enclosed proxy card. If you properly complete your proxy card and send it to us in time to vote, your "proxy" (one of the individuals named on your proxy card) will vote your shares as you have directed. If you sign the proxy card but do not make specific choices, your proxy will vote your shares FOR each of the proposals identified in the Notice of the Annual Meeting.

      If any other matter is presented, your proxy will vote the shares represented by all properly executed proxies on such matters as a majority of the Board of Directors determines. As of the date of this Proxy Statement, we know of no other matters that may be presented at the Annual Meeting, other than those listed in the Notice of the Annual Meeting.

Vote Required

Proposal 1:                  The three nominees for director who receive the
Elect Three Directors        most votes will be elected. So, if you do not
                             vote for a nominee, or you indicate "withhold authority" for any nominee on your proxy card, your vote will not count "for" or "against" the nominee. You may not vote your shares cumulatively for the election of directors.

Proposal 2:                  The affirmative vote of a majority of the
Ratify Appointment of        shares present in person or by proxy at the
Independent Public           Annual Meeting and entitled to vote on this
Accountants                  proposal is required to ratify the appointment
                             of Shatswell, MacLeod & Co., P.C. as the
                             Company's independent public accountants. So, if you "abstain" from voting, it has the same effect as if you voted "against" this proposal.

Effect of Broker Non-Votes

      If your broker holds shares that you own in "street name," the broker may vote your shares on the two proposals listed above even if the broker does not receive instructions from you. If your broker does not vote on any of the proposals, this will constitute a "broker non-vote." Broker non-votes will be treated as shares that are not represented on Proposals 1 and 2 and will have no effect on the outcome of the votes.

Confidential Voting Policy

      The Company maintains a policy of keeping stockholder votes confidential. We only let our Inspector of Election and certain employees of our independent tabulating agent examine the voting materials. We will not disclose your vote to management unless it is necessary to meet legal requirements. We will, however, forward any written comments that you may have to management.

Revoking Your Proxy

      You may revoke your proxy at any time before it is exercised by:

*     Filing with the Secretary of the Company a letter revoking the proxy;
*     Submitting another signed proxy with a later date; and
* Attending the Annual Meeting and voting in person, provided you file a written revocation with the Secretary of the Annual Meeting prior to the voting of such proxy.

      If your shares are not registered in your own name, you will need appropriate documentation from your stockholder of record to vote personally at the Annual Meeting. Examples of such documentation include a broker's statement, letter or other document that will confirm your ownership of shares of the Company.

Solicitation of Proxies

      The Company will pay the costs of soliciting proxies from its stockholders. Directors, officers or employees of the Company and the Bank may solicit proxies by:

*     mail;
*     telephone; and
*     other forms of communication.

      We will also reimburse banks, brokers, nominees and other fiduciaries for the expenses they incur in forwarding the proxy materials to you.

Obtaining an Annual Report on Form 10-KSB

      If you would like a copy of our Annual Report on Form 10-KSB for the year ended September 30, 2000, which will be filed with the SEC, we will send you one (without exhibits) free of charge. Please write to:

      George E. Young, III
      Vice President and Chief Financial Officer
      Falmouth Bancorp, Inc.
      20 Davis Straits
      Falmouth, Massachusetts 02540

Security Ownership of Certain Beneficial Owners

      The following table contains common stock ownership information for persons known to the Company to "beneficially own" 5% or more of the Company's common stock as of September 30, 2000. In general, beneficial ownership includes those shares that a person has the power to vote, sell, or otherwise dispose. Beneficial ownership also includes that number of shares which an individual has the right to acquire within 60 days (such as stock options) of the date this table was prepared. Two or more persons may be considered the beneficial owner of the same shares. We obtained the information provided in the following table from filings with the SEC and with the Company. In this proxy statement, "voting power" is the power to vote or direct the voting of shares, and "investment power" includes the power to dispose or direct the disposition of shares.

                                                       Amount of      Percent of Shares
                         Name and Address              Beneficial      of Common Stock
Title of Class         of Beneficial Owner             Ownership       Outstanding (1)
--------------         -------------------             ----------     -----------------

Common Stock      The Cape Cod Five Cents              131,800(2)           12.72%
                   Savings Bank
                  P.O. Box 10
                  19 West Road
                  Orleans, Massachusetts 02653

Common Stock      Falmouth Bancorp, Inc.                84,582               8.17%
                  Employee Stock Ownership Plan
                   Trust
                  20 Davis Straits
                  Falmouth, Massachusetts 02540

Common Stock      Santo P. Pasqualucci                  90,757               8.76%
                  c/o Falmouth Bancorp, Inc.
                  20 Davis Straits
                  Falmouth, Massachusetts 02540

-------------------
<F1>  The total number of shares of the Company's common stock outstanding on September 30, 2000 was 1,035,838 shares.
<F2>  Based on information in a Schedule 13G/A filed with the SEC on July
      30, 1999, The Cape Cod Five Cents Savings Bank is deemed to be the beneficial owner of these shares.

Stock Ownership of Management

      The following table shows the number of shares of the Company's common stock beneficially owned by each director and executive officer, and all directors and executive officers of the Company as a group, as of December 1, 2000. Except as otherwise indicated, each person and each group shown in the table has sole voting and investment power with respect to the shares of common stock listed next to their name.

                                                            Amount and          Percent of
                                                            Nature of             Common
                                                            Beneficial            Stock
Name                           Title(1)                   Ownership(2)(3)     Outstanding(14)
----                           --------                   ---------------     ---------------

John W. Holland, Jr.(4)        Director                         6,740               0.7%
James A. Keefe(5)              Director                        21,909               2.1%
Wayne C. Lamson                Director                         2,376               0.2%
Gardner L. Lewis(6)            Director                        11,429               1.1%
John J. Lynch, Jr.(7)          Director                        29,240               2.8%
Eileen C. Miskell(8)           Director                         7,652               0.7%
Robert H. Moore(9)             Director                         7,240               0.7%
Walter A. Murphy(10)           Chairman of the Board           19,008               1.8%
William E. Newton(11)          Director                        14,240               1.4%
Santo P. Pasqualucci(12)       President, Chief Executive      90,757               8.4%
                               Officer and Director

All directors and executive                                   301,819              27.0%
 officers as a group
 (14 persons)(13)

-------------------
<F1>  Titles are for both the Company and the Bank.
<F2>  Includes restricted stock awards of 1,064 shares of common stock made to each of the outside directors, with the exception of Mr. Murphy who was awarded 2,124 shares, under the 1997 Recognition and Retention Plan for Outside Directors, Officers and Employees of Falmouth Bancorp, Inc. ("RRP"). Mr. Pasqualucci was also awarded 10,000 shares of restricted stock under the RRP. Each recipient of a restricted stock award has sole voting power, but no investment power, over the unvested shares of common stock covered by the award.
<F3>  The figures above include stock options granted with respect to 3,176 shares of common stock to each outside director, 6,884 shares to Mr. Murphy, 1,588 shares to Mr. Lamson and 49,096 shares to Mr. Pasqualucci under the 1997 Stock Option Plan for Outside Directors, Officers and Employees of Falmouth Bancorp, Inc. ("Stock Option Plan"), which may be acquired pursuant to these vested options.
<F4>  Includes 500 shares held jointly with spouse and 2,000 shares held solely by spouse.
<F5>  Includes 2,669 shares held in an Individual Retirement Account
      ("IRA").
<F6>  Includes 2,489 shares held in spouse's IRA, 4,000 shares held in Mr.
      Lewis's IRA, 250 shares held individually by spouse, and 350 shares held by his son, for which Mr. Lewis disclaims beneficial ownership.
<F7>  Includes 20,000 shares held in an IRA and 5,000 shares owned by the corporation of which Mr. Lynch serves as president.
<F8>  Includes 1,000 shares held in an IRA, 1,500 shares held solely by spouse and 2,500 shares owned by a corporation of which Ms. Miskell serves as treasurer.
<F9>  Includes 3,000 shares held in an IRA.
<F10> Includes 10,000 held in an IRA.
<F11> Includes 5,000 shares held by Mr. Newton as trustee for a Profit
      Sharing Trust, 2,500 shares held in an IRA, and 2,500 shares held by Mr. Newton for a corporation of which Mr. Newton is a principal.
<F12> Includes the total of 6,224 shares that have been allocated to Mr.
      Pasqualucci under the ESOP as of September 30, 2000, as to which he has sole voting power, but no investment power, except in limited circumstances, 18,000 shares held in IRA's in Mr. Pasqualucci's name, and 6,027 shares held in three trusts for the benefit of Mr. Pasqualucci's three minor children.
<F13> Includes 10,883 shares held by the ESOP Trust that have been allocated as of September 30, 2000 to the individual accounts of the executive officers under the ESOP as to which such executive officers have sole voting power, but no investment power, except in limited circumstances. Also includes 48,008 unallocated shares held by the ESOP Trust as to which the ESOP Trustee may be deemed to share voting and investment power.
<F14> Based on a total of 1,026,338 shares of the Company's common stock outstanding as of December 1, 2000.

                DISCUSSION OF PROPOSALS RECOMMENDED BY BOARD

                             -------------------
                                 PROPOSAL 1
                            ELECTION OF DIRECTORS
                             -------------------

General

      The Board has nominated three persons for election as directors at the Annual Meeting. The nominees are currently serving on the Company's Board of Directors. If you elect the nominees, they will hold office until the Annual Meeting in 2004, or until their successors have been elected.

      We know of no reason why any nominee may be unable to serve as a director. If any nominee is unable to serve, your proxy may vote for another nominee proposed by the Board. If for any reason these nominees prove unable or unwilling to stand for election, the Board will nominate alternates or reduce the size of the Board of Directors to eliminate the vacancy. The Board has no reason to believe that its nominees would prove unable to serve if elected.

Nominees and Continuing Directors

                                                           Position(s)
                                                            Held with
Nominees                 Age(1)    Term Expires            the Company            Director Since(2)
--------                 ------    ------------            -----------            -----------------

John J. Lynch, Jr.         74          2001         Director                            1970
William E. Newton          61          2001         Director                            1975
Santo P. Pasqualucci       61          2001         President, Chief Executive          1993
                                                    Officer and Director

Continuing Directors
--------------------

John W. Holland, Jr.       75          2002         Director                            1966
Gardner L. Lewis           63          2002         Director                            1993
Wayne C. Lamson            49          2002         Director                            1999
Eileen C. Miskell          42          2002         Director                            1994
James A. Keefe             74          2003         Director                            1973
Robert H. Moore            67          2003         Director                            1976

Retiring Director
-----------------

Walter A. Murphy           74          2001         Chairman of the Board               1969

-------------------
<F1>  As of November 1, 2000.
<F2>  Includes service as director of the Bank prior to the formation of the
      Company in 1996.

      The principal occupation and business experience of each nominee for election as director and each Continuing Director is set forth below.

Nominees

      John J. Lynch, Jr. has served as President of Paul Peters Agency, Inc., a general insurance agency located in Falmouth, since 1957.

      William E. Newton has worked as a contractor and has been a principal of C. H. Newton Builders, Inc. in West Falmouth since 1965.

      Santo P. Pasqualucci has served as President of the Bank since December, 1992 and as President and Chief Executive Officer of the Company since its formation in 1996. Prior to that time, he served as the President of a savings bank for six years. He has served the banking community of Massachusetts for over 30 years.

Continuing Directors

      John W. Holland, Jr. is an attorney in the private practice of law in West Falmouth, Massachusetts. Mr. Holland has provided legal services to the Bank at its request from time to time.

      Gardner L. Lewis is currently retired. He owned and operated The Pancake Man, a full-service restaurant located in Falmouth, from 1964 to 1993. In 1993, the restaurant was leased to a third party.

      Wayne C. Lamson, has been Treasurer/Comptroller of the Woods Hole, Martha's Vineyard and Nantucket Steamship Authority since 1982. As Treasurer/Comptroller, Mr. Lamson is responsible for the Authority's accounting, treasury, finance, internal audit, insurance, payroll, credit and collection procurement and pension plan administration functions.

      Eileen C. Miskell, CPA, is Treasurer of Wood Lumber Company in Falmouth, Massachusetts. Previously, she was an accountant at the New England Deaconess Hospital.

      James A. Keefe has been a principal of Falmouth Ford, an automobile dealership, since October of 1966.

      Robert H. Moore has worked as an agent with the Paul Peters Agency, Inc., a general insurance agency located in Falmouth, since May of 1960. Mr. Moore retired from the insurance agency in 2000.

Retiring Director

      Walter A. Murphy served as President of the Bank from 1968 to 1992 and continues to serve as the Chairman of the Board of Falmouth Bancorp, Inc.

===========================================================================
The Board of Directors unanimously recommends a vote "For" all of the nominees for election as directors.
===========================================================================

                             -------------------
                                 PROPOSAL 2

                       RATIFICATION OF APPOINTMENT OF
                       INDEPENDENT PUBLIC ACCOUNTANTS
                             -------------------

      The Board of Directors has appointed Shatswell, MacLeod & Co., P.C. as our independent public accountants for the Company for the fiscal year ending September 30, 2001, and we are asking stockholders to ratify the appointment. Representatives of Shatswell, MacLeod & Co., P.C. are not expected to attend the Annual Meeting.

===========================================================================
The Board of Directors unanimously recommends a vote "For" the ratification of the appointment of Shatswell, MacLeod & Co., P.C. as independent public accountants for the Company.
===========================================================================

             INFORMATION ABOUT BOARD OF DIRECTORS AND MANAGEMENT

Board of Directors

      The Company's Board of Directors currently consists of ten members. The Company's Certificate of Incorporation provides that the Board of Directors shall be divided into three classes, as nearly equal in number as possible. The terms of four directors expire at the Annual Meeting. Walter Murphy, Chairman of the Board, will be retiring from the Board of Directors effective on the Annual Meting date. Each of our directors also serves as a director of the Bank.

      The Board of Directors oversees our business and monitors the performance of our management. In accordance with our corporate governance procedures, the Board of Directors does not involve itself in the day-to-day operations of the Company. The Company's executive officers and management oversee the day-to-day operations of the Company. Our directors fulfill their duties and responsibilities by attending regular meetings of the Board which are held on a monthly basis. Our directors also discuss business and other matters with the Chairman and the President, other key executives, and our principal external advisors (legal counsel, auditors, financial advisors and other consultants).

      The Board of Directors held 12 regular meetings during the fiscal year ended September 30, 2000. Each incumbent director attended at least 75% of the meetings of the Board of Directors plus committee meetings on which that particular director served during this period.

Committees of the Board

      The Board of Directors of the Company and the Bank have established the following committees:

EXECUTIVE COMMITTEE     The Committee provides advice and recommendations to
                        the Board in areas of employee salaries and directors' compensation. The Executive Committee considers strategic, planning and industry issues and is authorized to act as appropriate between meetings of the Board of Directors.

                        Directors Keefe, Lewis, Lynch, Miskell, Murphy, Newton, and Pasqualucci serve as members of the committee.

                        The Executive Committee met 14 times in the 2000 fiscal year.

AUDIT COMMITTEE         The Audit Committee is responsible for review of the
                        annual audit with the Company's outside auditors and to report any substantive issues found during the audit to the Board. The Audit Committee has adopted a written charter, which is attached to the Proxy
                        Statement as Appendix A.

                        Directors Miskell, Murphy, Lamson and Lewis serve as members of the committee and are "independent" as defined in Section 121(A) of the American Stock Exchange's listing standards.

                        The Audit Committee met twice in the 2000 fiscal year.

COMPENSATION            The Compensation Committee is responsible for
COMMITTEE               establishing guidelines for management and employee
                        compensation.

                        Directors Murphy, Keefe and Newton serve as members of the committee.

                        The Compensation Committee met 3 times in the 2000 fiscal year.

SECURITY COMMITTEE      The Security Committee reviews the loan collateral,
                        appraisal reports on real estate, and authorizes the funding of real estate loans. In addition, the Committee authorizes the release of periodic draws on construction loans.

      Directors Lewis, McLane, Moore, Murphy and Pasqualucci serve as members of the committee.

The Security Committee met 51 times in the 2000 fiscal year.

      The Board of Directors, acting as the nominating committee, met in October, 2000 to select the nominees for election as directors at the Annual
Meeting.   The Company's bylaws also set forth a procedure for shareholders to nominate directors by notifying the Secretary of the Company in writing and meeting other requirements as set forth in the bylaws.

Audit Committee Report

      The following Report of the Company's Audit Committee is provided in accordance with the rules and regulations of the SEC. Pursuant to such rules and regulations, this report shall not be deemed "soliciting material," filed with the SEC, subject to Regulation 14A or 14C of the SEC or subject to the liabilities of section 18 of the Exchange Act.

                FALMOUTH BANCORP, INC. AUDIT COMMITTEE REPORT

      The Audit Committee has reviewed and discussed the Company's audited financial statements for the fiscal year ended September 30, 2000 with management. The Audit Committee has also reviewed and discussed with Shatswell, MacLeod & Co., P.C. ("Shatswell"), the Company's independent auditors, the matters required to be discussed by SAS 61, as may be modified or supplemented.

      The Audit Committee has received the written disclosures and the letter from Shatswell required by Independence Standards Board Standard No. 1 (Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees), as may be modified or supplemented, and has discussed Shatswell's independence with respect to the Company with Shatswell.

      Based on the review and discussions referred to in this audit committee report, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-KSB for the year ended September 30, 2000 for filing with the SEC.

                                       Falmouth Bancorp, Inc.
                                       Audit Committee

                                       Eileen C. Miskell, Chairperson
                                       Wayne C. Lamson
                                       Gardner L. Lewis, III
                                       Walter A. Murphy

Director Compensation

      Meeting Fees. Each non-employee of the Bank receives a fee of $500 for attendance at each board meeting. The Chairman of the Board receives a fee of $800 per Board meeting attended. The Bank also pays each non-employee director fees ranging from $120 to $300 for each committee meeting attended, as well as an annual retainer of $2,500 to each non-employee director on the Executive Committee.

      Total directors' meeting and committee fees for fiscal 2000 were $81,854. We do not compensate our employees for service as directors. Directors are also entitled to the protection of certain indemnification provisions in our Certificate of Incorporation and Bylaws.

      Recognition and Retention Plan and Stock Option Plan. In addition, our directors are eligible to participate in the Stock Option Plan and Recognition and Retention Plan. These stock benefit plans are discussed under "-Benefits," "Stock Option Plan" and "Recognition and Retention Plan."

Executive Officers

      The following individuals are executive officers of the Company and hold the offices set forth below opposite their names.

      Name                      Position Held with the Company
      ----                      ------------------------------

      Santo P. Pasqualucci      President and Chief Executive Officer
      George E. Young, III      Vice President and Chief Financial Officer
      Jeanne E. Alves           Secretary

      The following individuals are executive officers of the Bank and hold the offices set forth below opposite their names.

      Name                      Position Held with the Bank
      ----                      ---------------------------

      Santo P. Pasqualucci      President and Chief Executive Officer
      George E. Young, III      Vice President and Treasurer
      Ronald Garcia             Vice President/Senior Loan Officer
      Sharon L. Shoner          Vice President/Auditor/Compliance Officer
      Jeanne E. Alves           Clerk/Assistant Treasurer

      The Board of Directors annually elects the executive officers of the Company and the Bank. The elected officers hold office until their respective successors have been elected and qualified, or until death, resignation or removal by the Board of Directors. The Company has entered into Employment Agreements with certain of its executive officers which set forth the terms of their employment. See "-Employment Agreements."

      Biographical information of executive officers of the Company and the Bank is set forth below.

      Santo P. Pasqualucci, age 61, has served as President and Chief Executive Officer of the Bank since December, 1992 and President and Chief Executive Officer of the Company since 1996. Prior to that time, he served as the President of a savings bank for six years. He has served the banking community of Massachusetts for over 30 years.

      George E. Young, III, age 55, joined the Bank in 1991 as Assistant Treasurer, was promoted to Treasurer in 1992 and since 1994 has served as the Bank's Vice President and Treasurer. Mr. Young has also served as Vice President and Chief Financial Officer of the Company since 1996. He was Treasurer and Auditor/Compliance Officer from 1973 to 1991 with another financial institution. Mr. Young has over 30 years of banking experience.

      Jeanne E. Alves, age 56, has served as the Secretary of the Company and Clerk of the Bank since November 1997. Ms. Alves joined the Bank in 1984 and was promoted to Assistant Treasurer in 1992.

      Ronald Garcia, age 50, has served as Vice President/Senior Loan Officer of the Bank since April 1997. Mr. Garcia served as Vice President/Commercial Lending of the Bank from 1994 through April 1997. Prior thereto, he was a Vice President and Commercial Loan Officer for Falmouth National Bank/Bank of Boston.

      Sharon L. Shoner, age 50, has served with the Loan Department of the Bank since 1977. She is currently Vice President/Audit and Compliance Officer of the Bank, overseeing the Bank's internal audit and compliance functions. Ms. Shoner also conducts quarterly CRA reviews and meetings.

Executive Compensation

      The following table sets forth cash and noncash compensation for the fiscal years ended September 30, 2000, 1999 and 1998 awarded to or earned by Santo P. Pasqualucci, the Company's President and Chief Executive Officer.

                             Compensation Table
                                   Summary

                                                                                                Long Term
                                                                                               Compensation
                                           Annual Compensation(1)                                 Awards
                                    -------------------------------------                  -----------------------
                                                                Other        Restricted
                                                                Annual         Stock                    All Other
Name and Principal                                           Compensation      Awards      Options    Compensation
    Positions              Year     Salary($)     Bonus($)        ($)           ($)        (#)(2)        ($)(3)
------------------         ----     ---------     --------   ------------    ----------    -------    ------------

Santo P. Pasqualucci,      2000      $150,462        -             -             -          20,000       $24,261
 President and Chief       1999       149,444        -             -             -             -          25,794
 Executive Officer         1998       137,948        -             -             -             -          29,663

-------------------
<F1>  Under Annual Compensation, the column titled "Salary" includes base salary, amounts deferred by Mr. Pasqualucci under the Company's
      401(k) plan (but not matching contributions made by the Company) and payroll deductions for health insurance under the Company's health insurance plan.
<F2>  The options granted are intended to qualify as "incentive stock options" under Section 422 of the Internal Revenue Code, as amended (the "Code") to the maximum extent possible, and any options which do not qualify will constitute non-qualified stock options. The stock options are immediately exercisable and generally remain exercisable until the tenth anniversary of the grant.
<F3>  Includes (i) the dollar value of premiums, if any, paid by the Company with respect to term life insurance (other than group term insurance coverage under a plan available to substantially all salaried employees) for the benefit of Mr. Pasqualucci and (ii) the Company's contributions on behalf of the executive officer to the Company's 401(k) plan and (iii) 1,349, 1,308 and 1,505 shares of common stock allocated to the executive officer under the ESOP for fiscal 2000, 1999 and 1998, respectively. The value of the shares were based on a price of $13.625, $15.00 and $16.25, the closing price on September 30, 2000, 1999 and 1998, respectively.

      Employment Agreements. The Bank is party to employment agreements (the "Employment Agreements") with Messrs. Santo Pasqualucci, the Bank's President and Chief Executive Officer, and George Young, its Vice President and Treasurer. These Employment Agreements set forth the duties and compensation of the Senior Executives and are intended to ensure that the Bank and the Company will have experienced and competent management personnel.

      The Employment Agreements provide for terms of four years, in the case of Mr. Pasqualucci, and two years, in the case of Mr. Young. On each anniversary date from the date of commencement of the Employment Agreements, the term of employment will be extended for an additional one-year period beyond the then effective expiration date, upon a determination by the Board of Directors that the performance of the Executive has met the required performance standards and that such Employment Agreement should be extended. The Employment Agreements provide the Executives with a salary review by the Board of Directors not less often than annually, as well as with inclusion in any discretionary bonus plans, retirement and medical plans, customary fringe benefits and vacation and sick leave. The Employment Agreements will terminate upon the Executives' death or disability, and are terminable by the Bank or the Company for "cause" as defined in the Employment Agreements. In the event of termination for cause, no severance benefits are available. If the Bank or the Company terminates the Executive without cause, the Executive will be entitled to a continuation of his salary and benefits from the date of termination through the remaining term of the Employment Agreement. If an Employment Agreement is terminated due to the Executive's "disability" (as defined in the Employment Agreement), the Executive will be entitled to a continuation of his salary at three-quarters level and benefits until the Executive becomes employed again, reaches age 65 or dies. In the event of an Executive's death during the term of the Employment Agreement, his estate will be entitled to receive his salary through the end of the month of his death.

      The Employment Agreements contain provisions stating that in the event of an Executive's involuntary termination of employment in connection with, or within one year after, any "change in control" (as defined in the Employment Agreement), Mr. Pasqualucci and Mr. Young will be paid, within 10 days of such termination, an amount equal to 2.99 times their "base amount," as defined in Section 280G(b)(3) of the Code. The Employment Agreements also provide for a lump sum payment of the payments due to an Executive for the remaining term of the Employment Agreement to be made in the event of the Executive's voluntary termination of employment, upon the occurrence, or within 60 days thereafter, of certain specified events which have not been consented to in writing by an Executive, including:

* the requirement that an Executive perform his principal executive functions more than 35 miles from the Bank's or the Company's current primary office;
*     material reduction in the Executive's authority and responsibility;
*     liquidation or dissolution of the Bank or the Company; and
*     a breach of the Employment Agreement by the Bank or the Company.

Pension Plan. The Bank is a participant in the pension plan sponsored by the Co-operative Bank Employees Retirement Association ("CBERA") (the "Pension Plan"). The following table sets forth the estimated annual benefits that would be payable under the Pension Plan in the form of a single life annuity upon normal retirement age. The amounts are expressed at various levels of compensation and years of service. No reduction is provided for Social Security benefits.

                             Pension Plan Table

                            Years of Credited Service
    Average       ----------------------------------------------
    Earnings         10           15           20           25
    --------         --           --           --           --

    $ 20,000      $ 2,000      $ 3,000      $ 4,000      $ 5,000
      40,000        4,535        6,802        9,070       11,337
      60,000        7,535       11,302       15,070       18,837
      80,000       10,535       15,802       21,070       26,337
     100,000       13,535       20,302       27,070       33,837
     120,000       16,535       24,802       33,070       41,337
     140,000       19,535       29,302       39,070       48,837
     160,000       21,535       32,302       43,070       53,837

      For purposes of determining the estimated annual benefits that would be payable under the Pension Plan to Santo P. Pasqualucci, Mr. Pasqualucci had completed seven years, ten months of service to the Bank as of September 30, 2000 and had final average compensation of $143,133.

Stock Option Plan

      The purpose of the Stock Option Plan is to promote the growth of the Company, the Bank and other affiliates by linking the incentive compensation of officers, key executives and directors with the profitability of the Company. The Stock Option Plan is not subject to ERISA and is not a tax-qualified plan. The Company has reserved an aggregate of 145,475 shares of common stock for issuance upon the exercise of stock options granted under the Plan.

      The members of the Board's Compensation Committee who are disinterested directors ("Option Committee") administer the Stock Option Plan. In general, both "incentive stock options" and non-qualified stock options to purchase common stock of the Company may be granted to eligible officers, employees and outside directors, subject to the restrictions of the Internal Revenue Code. The Option Committee has discretion under the Stock Option Plan to establish certain material terms of the options granted to officers and employees provided such grants are made in accordance with the Plan's requirements. All options granted to outside directors are by automatic formula grant and the Option Committee has no discretion over the material terms of these grants. As of December 8, 2000, each outside director of the Company had been granted a non-qualified stock option to purchase an aggregate of 3,969 shares of common stock at an exercise price of $13.375 per share and the Chairman of the Board has been granted a non-qualified stock option to purchase an aggregate of 8,605 shares of common stock, including 7,939 shares of common stock at an exercise price of $13.375 and 666 shares of common stock at an exercise price of $19.825. On May 19, 1999, Director Lamson, a new director, was granted 2,381 options at an exercise price of $15.00 per share.

      Stock options granted under the Plan generally vest in 20% increments over a five year period subject to automatic full vesting upon the optionee's death, disability or retirement or upon a change in control of the Company. The Company believes the use of a vesting schedule will encourage each option recipient to remain in the service of the Company (or an affiliate) and contribute to its profitability in order to enjoy the full economic benefit of the option. The Company pays all costs and expenses of the Stock Option Plan. The Company has reserved the right to amend or terminate the Plan, in whole or in part, subject to the requirements of all applicable laws.

      The following table summarizes the grants that were made to the named executive officer in the 2000 fiscal year under the Stock Option Plan.

                    Option/SAR Grants in Fiscal Year 2000

                              Individual Grants
-------------------------------------------------------------------------------------
                           Number of      % of Total
                          Securities     Options/SARs
                          Underlying      Granted to
                         Options/SARs      Employees      Exercise or
                           Granted         in Fiscal       Base Price      Expiration
Name                        (#)(1)           Year          ($/Share)          Date
----                     ------------    ------------     -----------      ----------

Santo P. Pasqualucci        20,000           100%           $15.00         11/17/09

-------------------
<F1>  All options are immediately exercisable.

      The following table provides the value for "in-the-money" options, which represent the positive spread between the exercise price of any such existing stock options and the year-end price of the common stock.

                   Aggregated Options in 2000 Fiscal Year
                      and 2000 Fiscal Year End Options

                                                     Number of Securities         Value of Unexercised
                            Shares                  Underlying Unexercised            In-the-Money
                           Acquired                 Options/SARs at Fiscal       Options/SARs at Fiscal
                             on         Value              Year-end                   Year-end(1)
                           Exercise    Realized               (#)                          ($)
Name                         (#)         ($)       Exercisable/Unexercisable    Exercisable/Unexercisable
----                       --------    --------    -------------------------    -------------------------

Santo P. Pasqualucci,         --          --             21,822/14,546                 5,456/3,637
 President and Chief
 Executive Officer

-------------------
<F1>  The closing price per share of common stock on September 30, 2000 was
      $13.625, and all "in-the-money" options have an exercise price of $13.375 per share, which equals a spread of $0.25. As of September 30, 2000, 20,000 of Mr. Pasqualucci's exercisable stock options were "out-of-the-money."

Recognition and Retention Plan

      Similar to the Stock Option Plan, the RRP functions as a long-term incentive compensation program for eligible officers, employees and outside directors of the Company, the Bank and other affiliates. The members of the Board's Compensation Committee who are disinterested directors ("RRP Committee") administer the RRP. The Company pays all costs and expenses of administering the RRP.

      As required by the terms of the RRP, the Company has established a trust and will contribute, or cause to be contributed, to the trust, from time to time, funds sufficient to purchase up to 58,190 shares of common stock, the maximum number of restricted stock awards that may be granted under the RRP. Shares of common stock subject to a restricted stock award are held in the trust until the award vests at which time the shares of common stock attributable to the portion of the award that have vested are distributed to the award holder. An award recipient is entitled to exercise voting rights and receive cash dividends with respect to the shares of common stock subject to the award, whether or not the underlying shares have vested.

      Restricted stock awards are granted under the RRP on a discretionary basis to eligible officers and executives selected by the RRP Committee and are awarded to outside directors pursuant to the terms of the RRP. As of December 8, 2000, each outside director has been granted a restricted stock award with respect to 1,064 shares of common stock and the Chairman received a restricted stock award with respect to 2,124 shares of common stock. Director Lamson received 638 shares on May 19, 1999 to be distributed at the same rate over the remaining 3 years of the 5 year vesting period. All outstanding restricted stock awards will vest and become distributable at the rate of 20% per year, over a five year period, commencing on February 1, 1998, subject to automatic full vesting on the date of the award holder's death, disability or retirement or upon a change in control of the Company.

      The Company may amend or terminate the RRP, in whole or in part, at any time, subject to the requirements of all applicable laws.

Transactions with Certain Related Persons

      Under applicable federal law, all loans or extensions of credit to executive officers and directors must be made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with the general public and must not involve more than the normal risk of repayment or present other unfavorable features. The Bank has made loans or extended credit to executive officers and directors and also to certain persons related to executive officers and directors. All such loans were made by the Bank in the ordinary course of business and were not made with more favorable terms nor did they involve more than the normal risk of collectibility or present unfavorable features. At September 30, 2000, the Bank had a total of $491,948 loans outstanding to its executive officers and directors.

      In addition to these provisions of federal law, Massachusetts law requires that loans by a co-operative bank to its officers and directors be made on non-preferential terms and receive the prior approval of a disinterested majority of the board of directors. Further, loans by a co-operative bank to its own officers may not exceed $20,000 for general purposes; $75,000 for educational purposes; and $275,000 for residential home mortgage purposes. All loans by a co-operative bank to its officers and directors must be reported annually to the Commissioner.

Section 16(a) Beneficial Ownership Reporting Compliance

      Section 16(a) of the Exchange Act requires that the Company's directors, executive officers, and any person holding more than ten percent of the Company's Common Stock file with the SEC reports of ownership changes, and that such individuals furnish the Company with copies of the reports.

      Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons, the Company believes that all of our executive officers and directors complied with all
Section 16(a) filing requirements applicable to them.

                           ADDITIONAL INFORMATION

Information About Stockholder Proposals

      If you wish to submit proposals to be included in our 2001 proxy statement for the 2002 Annual Meeting of Stockholders, we must receive them by August 17, 2001, pursuant to the proxy soliciting regulations of the SEC. SEC rules contain standards as to what stockholder proposals are required to be in the proxy statement. Any such proposal will be subject to 17 C.F.R.
Section 240.14a-8 of the rules and regulations promulgated by the SEC.

      In addition, under the Company's Bylaws, if you wish to nominate a director or bring other business before an annual meeting:

* You must be a stockholder of record and have given timely notice in writing to the Secretary of the Company.

*     Your notice must contain specific information required in our Bylaws.

                                       By Order of the Board of Directors,

                                       /s/ Jeanne E. Alves

                                       Jeanne E. Alves
                                       Secretary

Falmouth, Massachusetts
December 15, 2000

===========================================================================
To assure that your shares are represented at the Annual Meeting, please complete, sign, date and promptly return the accompanying proxy card in the postage-paid envelope provided.
===========================================================================


                            FALMOUTH CO-OPERATIVE BANK

                                   AUDIT POLICY


                                                             VOTED 02/15/00


                           FALMOUTH CO-OPERATIVE BANK

                                 AUDIT POLICY

                                  AUTHORITY

      Primary responsibility for Falmouth Co-operative Bank's financial reporting and internal operating controls is vested in senior operating management as overseen by the Audit Committee and the Board of Directors.
The Audit Committee, composed of the independent directors was established to assist the board in fulfilling its statutory and fiduciary responsibilities.

      The Audit Committee shall have unrestricted access to bank personnel and documents and will be given the resources necessary to discharge its responsibilities.

                              RESPONSIBILITIES

Financial Reporting

      The responsibility of the Audit Committee in the area of financial reporting is to provide assurance that financial disclosures made by management reasonably portray the bank's financial condition, results of operations and plans for long term commitments. To accomplish this the Committee will:

            * Have ultimate authority and responsibility to select, evaluate, and where appropriate, replace the outside auditor and/or to nominate the outside auditor to be proposed for shareholder approval in any proxy statement

            * Insure that the external audit coverage is timely and complete to comply within regulatory guidelines.

                  Assume responsibility for ensuring its
                  receipt from the outside auditors, a
                  formal written statement delineating all relationships between the auditor and the company, consistent with Independence Standards Board Standard 1, and the audit committee's responsibility for actively engaging in a dialogue with the auditor with respect to any disclosed relationships or services that may impact the objectivity and independence of the auditor and for taking, or recommending that the full board take, appropriate action to oversee the independence of the outside auditor.

            *     Monitor audit results

            *     Review auditors' performance

            *     Review annual financial statements

            * Insure income tax returns have been prepared and filed

            *     Question any material items in the tax returns

            *     Insure appropriate tax reserves are maintained

            *     Review management responses to external
                  auditors and examiners

Corporate Governance

      The responsibility of the Audit Committee in the area of corporate governance is to provide assurance that the corporation is in reasonable compliance with pertinent laws and regulations, is conducting its affairs ethically and is maintaining effective controls against conflict of interest and fraud. To accomplish this the Committee will:

            * Review bank policies relating to compliance with laws and regulations, ethics, conflicts of interest and the investigation of misconduct or fraud.

            *     Review current or pending litigation in
                  which the bank is a party.

            * Review serious cases of employee, management and director conflict of interest, misconduct and fraud.

Internal Control

      It is incumbent on the Audit Committee to fulfill its oversight responsibilities without unnecessary or inappropriate intervention with the prerogatives of bank management. Nevertheless, to carry out its responsibility, the Committee must:

            * Meet privately with the external auditors to discuss pertinent matters, including quality of management and determine if any restrictions have been placed by management on the scope of their examination or if there are other matters that should be discussed with the Audit Committee.

            * Determine if the scope of the audit is of sufficient depth to detect weaknesses in internal controls and fraud.

            * Review management's procedures to monitor compliance with the internal controls.

            *     Direct special investigations into
                  significant matters brought to its
                  attention within the scope of its duties.

            *     Review this policy annually.

            *     Report Audit Committee activities to the
                  Board on a timely basis.

                                  ADDENDUM
                                AUDIT POLICY

Page 1-5/10/00

From:

            Oversee and recommend the annual nomination of independent public accountants.

Replace:

            Have ultimate authority and responsibility to select, evaluate, and where appropriate, replace the outside auditor and/or to nominate the outside auditor to be proposed for shareholder approval in any proxy statement.

Add:

            Assume responsibility for ensuring its receipt from the outside auditors, a formal written statement delineating all relationships between the auditor and the company, consistent with Independence Standards Board Standard 1, and the audit committee's responsibility for actively engaging in a dialogue with the auditor with respect to any disclosed relationships or services that may impact the objectivity and independence of the auditor and for taking, or recommending that the full board take, appropriate action to oversee the independence of the outside auditor.


Falmouth Bancorp, Inc.                                      REVOCABLE PROXY

      This Proxy is solicited on behalf of the Board of Directors of Falmouth Bancorp, Inc. for the Annual Meeting of Stockholders to be held on January 16, 2001.

      The undersigned stockholder of Falmouth Bancorp, Inc. hereby appoints Gardner L. Lewis and Walter A. Murphy, and each of them, with full powers of substitution, to represent and to vote as proxy, as designated, all shares of common stock of Falmouth Bancorp, Inc. held of record by the undersigned on December 1, 2000, at the 2001 Annual Meeting of Stockholders (the "Annual Meeting") to be held at 4:30 p.m., Eastern Standard Time, on January 16, 2001, or at any adjournment or postponement thereof, upon the matters described in the accompanying Notice of the 2001 Annual Meeting of Stockholders and Proxy Statement, dated December 15, 2000, and upon such other matters as may properly come before the Annual Meeting. The undersigned hereby revokes all prior proxies.

      This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is given, this Proxy will be voted FOR the election of all nominees listed in Item 1 and FOR the proposal listed in Item 2.

                    PLEASE MARK, SIGN AND DATE THIS PROXY
              AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE.

---------------------------------------------
The Board of Directors unanimously recommends     Please mark your vote as
a vote "FOR" all of the nominees named in         in this example.
Item 1, and a vote "FOR" the proposal in                     [x]
Item 2.
---------------------------------------------     Please check box if you
                                                  plan to attend the
                                                  meeting.
                                                             [ ]

1.    Election of three Directors for terms of three years each.
      Nominees:  John J. Lynch, Jr., William E. Newton and
      Santo P. Pasqualucci.
               FOR            WITHHOLD            FOR ALL
                                                  EXCEPT
               [ ]              [ ]                 [ ]

Instruction: TO WITHHOLD AUTHORITY to vote for any individual nominee, mark "For All Except" and write that nominee's name in the space provided below.

---------------------------------------------------------------------------

2. Ratification of the appointment of Shatswell, MacLeod & Co., P.C. as independent public accountants for the fiscal year ending September 30, 2001.
                   FOR         AGAINST         ABSTAIN
                   [ ]           [ ]             [ ]

                                  Please be sure to sign and date this proxy in the box below.

                                  --------------------  --------------------
                                  Stock holder sign     Co-holder (if any)
                                  above                 sign above

                                  Date:  -----------------------------------
                                  Detach above card, sign, date and mail in postage paid envelope provided.
                                  The undersigned hereby acknowledges
                                  receipt of the Notice of the 2001 Annual
                                  Meeting of Stockholders and the Proxy
                                  Statement, dated December 15, 2000 for the
                                  2001 Annual Meeting.
                                  Please sign exactly as your name appears on this proxy. Joint owners should each sign personally. If signing as attorney, executor, administrator, trustee or guardian, please include your full title. Corporate or partnership proxies should be signed by an authorized officer.